UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2016, Gulfport Energy Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2016, as supplemented by additional proxy materials filed with the SEC on June 3, 2016. The following is a brief description of each matter voted upon and the results of such voting, including, if applicable, the number of votes for, against or withheld, and abstentions and broker non-votes, with respect to each matter.

Proposal 1

Each of Michael G. Moore, Craig Groeschel, David L. Houston, Ben T. Morris and Scott E. Streller received a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and therefore was elected to continue to serve as a director of the Company until the 2017 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The results of the vote on Proposal 1 are as follows:

Name of Nominee	For	Withheld	Non-Votes
Michael G. Moore	110,883,946	231,043	3,343,203
Craig Groeschel	110,881,754	233,235	3,343,203
David L. Houston	110,101,177	1,013,812	3,343,203
C. Doug Johnson	110,991,790	123,199	3,343,203
Ben T. Morris	110,797,494	317,495	3,343,203
Scott E. Streller	110,827,195	287,794	3,343,203

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The results of the vote on Proposal 2 are as follows:

For	Against	Abstain	Non-Votes
105,595,147	5,494,570	25,272	3,343,203

Proposal 3

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 was ratified. The results of the vote on Proposal 3 are as follows:

For	Against	Abstain	Non-Votes
113,825,956	624,493	7,743	0

Proposal 4

The majority of the votes present in person or represented by proxy at the Annual Meeting was cast against the stockholder proposal regarding a methane emissions report and therefore such proposal was not approved by the Company’s stockholders. The results of the vote on Proposal 4 are as follows:

For	Against	Abstain	Non-Votes
51,510,935	56,636,341	2,967,713	3,343,203

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 14, 2016	By:	/s/ Aaron Gaydosik
Aaron Gaydosik
Chief Financial Officer